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                                                                     EXHIBIT 2.2

                                    AGREEMENT

          THIS AGREEMENT (the "Agreement") is dated October 22, 1999, by and among East/West Communications, Inc., a Delaware corporation ("East West"), Omnipoint Corporation, a Delaware corporation ("Omnipoint"), VoiceStream Wireless Corporation, a Washington corporation ("VoiceStream"), and VoiceStream Wireless Holding Corporation, a Delaware corporation ("Holdings"). East West, Omnipoint, VoiceStream, and Holdings shall be referred to herein as the "Parties".

                                    RECITALS

          WHEREAS, concurrently herewith, East West and Omnipoint are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, East West will merge with and into Omnipoint (such merger, together with the related transactions contemplated in the Merger Agreement, being referred to herein as the "Merger");

          WHEREAS, as a condition to its entering into the Merger Agreement, East West has required that the Parties enter into this Agreement;

          WHEREAS, it is desired that the Merger qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                                    AGREEMENT

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1. Definitions. Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Merger Agreement.

          2. Consent to the Merger Agreement; Amendment of VoiceStream Merger Agreement.

             (a) Pursuant to Section 6.1 of the VoiceStream Merger Agreement, VoiceStream hereby consents to the Merger Agreement and the Transactions, including, without limitation, Article 11 of the Merger Agreement. In addition, to the extent that the Merger is consummated after the VoiceStream Merger, Holdings hereby agrees to cause Omnipoint to perform its obligations under the Merger Agreement and the Transactions, and agrees to perform its obligations under the Merger Agreement and the Transactions as if it were a party thereto.

             (b) Each of Omnipoint, VoiceStream and Holdings hereby agrees to amend the VoiceStream Merger Agreement (the "Initial Amendment") as soon as practicable after the date hereof, but in no event later than the Effective Time, as may be necessary to effectuate the exchange of each Merger Share that is issued and outstanding immediately after the Effective Time and immediately prior to the effective time of the VoiceStream Merger for




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the right to receive the Standard Election Consideration (as defined in the
VoiceStream Merger Agreement) multiplied by the Conversion Ratio. The terms and substance of the Initial Amendment shall be reasonably acceptable to East West.

             (c) Following the Initial Amendment, unless the Merger Agreement is terminated, each of Omnipoint, VoiceStream and Holdings hereby agrees not to amend the VoiceStream Merger Agreement in a manner that would, upon the effective time of the VoiceStream Merger, result in the failure of holders of Series E Preferred Stock to receive the right to receive the Standard Election Consideration multiplied by the Conversion Ratio, unless as a result of such amendment the holders of Series E Preferred shall have the right to receive the same consideration that the holders of Omnipoint Common Stock receive in lieu of the Standard Election multiplied by the Conversion Ratio, assuming for this paragraph that prior to such amendment, such holders of Omnipoint Common Stock elected to receive the Standard Election Consideration and did not modify such election.

          3. Recapitalization of Omnipoint Preferred Stock. Prior to or simultaneously with the consummation of the VoiceStream Merger, each of VoiceStream and Omnipoint hereby agree that the Omnipoint Preferred Stock shall be recapitalized in accordance with the terms set forth below (the "Recapitalization"):

             (a) The Certificate of Designation establishing the designations, powers, preferences, limitations, restrictions, and relative rights of the 7% Cumulative Convertible Preferred Stock of Omnipoint (the "Convertible Preferred") shall be amended to provide that the Convertible Preferred shall be entitled to 10,445,123 votes which is the number of votes equal in the aggregate to the number of votes to which the number of whole shares of the common stock of Omnipoint (the "Common Stock") into which such shares of Convertible Preferred are convertible would be entitled with respect to any and all matters presented to the stockholders of Omnipoint for their action or consideration assuming a conversion price of $31.115 per share, and shall vote with the holders of shares of the Common Stock and any other class of stock entitled to vote and not as a separate class.

             (b) The Certificate of Designation establishing the designations, powers, preferences, limitations, restrictions, and relative rights of the Series A Non-Voting Convertible Preferred Stock of Omnipoint (the "Series A Convertible Preferred") shall be amended to provide that the Series A Convertible Preferred shall be entitled to 8,750,000 votes which is the number of votes equal in the aggregate to seven-tenths (7/10ths) the number of votes to which the number of whole shares of Common Stock into which such shares of Series A Convertible Preferred are convertible would be entitled with respect to any and all matters presented to the stockholders of Omnipoint for their action or consideration, and shall vote with the holders of shares of Common Stock and any other class of stock entitled to vote and not as a separate class.

          4. Reserved.

          5. Representations, Warranties and Covenants of Holdings. Holdings hereby represents, warrants and covenants to each of the other Parties as follows:



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             (a) Effect of Recapitalization and Conversion of Series A
Convertible Preferred. Assuming the validity of the Recapitalization under applicable state law, as a result of the Recapitalization and the Transfer and the Holdings Conversion, if applicable, immediately after the VoiceStream Merger, Holdings (1) will directly own shares of the capital stock of Omnipoint representing at least 80% of the total combined voting power of all outstanding shares of all classes of Omnipoint stock, (the "80% Voting Power") (2) will "control" Omnipoint within the meaning of Code Section 368(c) as in effect on the date hereof and (3) has no current plan or intention to take, any action that would result in Holdings owning less than the 80% Voting Power or take any other action that would prevent Holdings from controlling Omnipoint subsequent to the VoiceStream Merger within the meaning of Section 368(c) of the Code as in effect on the date hereof.

             (b) Holdings has no current plan or intention to dispose of any of the capital stock of Omnipoint, provided, however, that Holdings may transfer stock of Omnipoint to a single member limited liability company which is treated as a disregarded entity (under Treas. Reg. Section 301.7701-3) for federal income tax purposes.

             (c) Provided that, at the later of the Effective Time of the Merger and the effective time of the VoiceStream Merger if it occurs after the Merger, the Merger qualifies as a reorganization within the meaning of Code Section 368(a) as in effect on the date hereof, Holdings will not take or cause Omnipoint to take, any action after such later time that would cause the Merger to fail so to qualify.

          6. Representation and Warranties of Omnipoint. Omnipoint hereby represents and warrants to each of the Parties that: (i) as of the close of business on October 19, 1999, Omnipoint had outstanding 53,857,909 shares of Common Stock; (ii) as of the date hereof, Omnipoint has outstanding 12,500 shares of Series A Convertible Preferred, 50 percent of which is owned by Hutchison and 50 percent of which is owned by VoiceStream which is convertible into 12,500,000 shares of Omnipoint Common Stock and 325,000 shares of Convertible Preferred Stock, which is convertible into 10,445,123 shares of Omnipoint Common Stock; and (iii) no action or consent on the part of Hutchinson Telecommunications PCS (USA) Limited or any other party (other than VoiceStream and Omnipoint) is required to effect the Recapitalization.

          7. Representations, Warranties and Covenants of VoiceStream. VoiceStream hereby represents and warrants to each of the other parties that VoiceStream holds 6,250 shares of Series A Convertible Preferred and has no current plan or intention to dispose of any such shares or convert such shares to Omnipoint Common Stock.

          8. Reserved.

          9. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further



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force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

         10. Miscellaneous.

             (a) Amendments; No Waivers.

                 (i) Subject to applicable law, any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

                 (ii) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

             (b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties and their respective successors and assigns, including, without limitation, in the case of any corporate party hereto any corporate successor by merger or otherwise, and no Party shall assign its rights under this Agreement without the written consent of the other Parties.

             (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

             (d) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.a shall be deemed effective service of process on such party.

             (e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



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             (f) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

             (g) Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

             (h) VoiceStream Action. Notwithstanding anything to the contrary contained in this Agreement, the Merger Agreement or any other documents, agreements or other instruments entered into in connection herewith (each, a "Related Agreement" and collectively, the "Related Agreements"), the Parties hereby agree that (i) no provision contained herein or in any Related Agreement shall be deemed to limit, restrict or prohibit Omnipoint, VoiceStream, Holdings or any other party to any Related Agreement from taking (or failing to take) any action, including but not limited to, any action permitted by the VoiceStream Merger Agreement as amended from time to time at the sole discretion of VoiceStream, Holdings and Omnipoint (except as provided in Section 2(c) hereof) or any action which in its sole discretion it takes (or fails to take) in order:
(a) to consummate the transactions contemplated by the VoiceStream Merger Agreement, as amended from time to time at the sole discretion of VoiceStream and Omnipoint; (b) to fulfill or satisfy the conditions set forth in Article 9 of the VoiceStream Merger Agreement; or (c) to ensure that the receipt of VoiceStream Holdings Common Stock by Omnipoint stockholders pursuant to the VoiceStream Merger will be tax-free to such Omnipoint stockholders (any such action, a "VoiceStream Action"), and (ii) a VoiceStream Action shall not constitute a breach of this Agreement or any Related Agreement or of any representation, warranty, covenant or agreement contained herein or in any Related Agreement if as a result of such VoiceStream Action there shall occur a breach of any representation, warranty, covenant or agreement contained herein or in any other Related Agreement, subject to Section 12.15(c) of the Merger Agreement.



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             (i) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

             (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

             (k) Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

             (l) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

             (m) Limitation on Liability. No party hereto shall have any liability hereunder for any actions or omissions of any other party hereto.

             (n) Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement.

             (o) Further Assurances. Each party hereto agrees that such party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement and to ensure that Holdings is in "control" of Omnipoint within the meaning of Section 368(c) of the Code as in effect on the date hereof. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement.

                        [Signatures on following pages.]



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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    EAST/WEST COMMUNICATIONS, INC.

                                    By:
                                       ----------------------------------
                                        Victoria G. Kane
                                        Chief Executive Officer

                                    OMNIPOINT CORPORATION

                                    By:
                                       ----------------------------------
                                        Douglas G. Smith
                                        Chief Executive Officer

                                    VOICESTREAM WIRELESS CORPORATION

                                    By:
                                       ----------------------------------
                                        Name:
                                        Title:

                                    VOICESTREAM        WIRELESS       HOLDING
                                    CORPORATION

                                    By:
                                       ----------------------------------
                                        Name:
                                        Title: